Exhibit 32.2

The Coast Distribution System, Inc.

Annual Report on Form 10-K

for the Year ended December 31, 2004,

as Amended on Form 10-K/A

CERTIFICATION OF PERIODIC REPORT

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

The undersigned, who is the Chief Financial Officer of The Coast Distribution System, Inc. (the “Company”), hereby certifies that (i) the Annual Report on Form 10-K for the year ended December 31, 2004, as filed by the Company with the Securities and Exchange Commission and as amended by this Amendment No. 1 on Form 10-K/A (the “Annual Report”), to which this Certification is an Exhibit, fully complies with the applicable requirements of Section 13(a) and 15(d) of the Exchange Act; and (ii) the information contained in this Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: April 26, 2005

/s/ SANDRA A. KNELL
Sandra A. Knell
Executive Vice President and Chief Financial Officer